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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

                        DATE OF REPORT: FEBRUARY 3, 1997

                          AIR-CURE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1-10668                       41-1667001
    (STATE OF INCORPORATION)          (COMMISSION FILE NO.)     (IRS EMPLOYER IDENTIFICATION NO.)
     2727 ALLEN PARKWAY, SUITE 760, HOUSTON, TEXAS                              77019-2100
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                (ZIP CODE)

        Registrant's telephone number, including area code: 713-285-2700

--------------------------------------------------------------------------------
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

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated December 5, 1996:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired.

         See index on page 2.

     (b) Pro forma financial information.

         See index on page 2.

     The following unaudited pro forma combined financial statements give effect to the acquisition by Air-Cure Technologies, Inc. (the "Company") of Ohmstede, Inc.("Ohmstede") on November 20, 1996, effective November 1, 1996 (the "Acquisition"). The unaudited pro forma combined financial statements presented were prepared utilizing the historical audited financial statements and the unaudited interim financial statements of the Company and Ohmstede. The unaudited pro forma combined financial statements should be read in conjunction with the audited historical financial statements and notes thereto of Ohmstede included elsewhere herein, the Company's audited consolidated financial statements and notes thereto included in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission on March 27, 1996 and the Company's unaudited consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996. The Company will account for the Acquisition using the purchase method of accounting. The allocation of the purchase price to the assets acquired and liabilities assumed is based on estimates of fair market values. The unaudited pro forma combined balance sheet assumes the Acquisition occurred on September 30, 1996. The unaudited pro forma combined income statements for the year ended December 31, 1995 and the nine months ended September 30, 1996 assume the Acquisition occurred at the beginning of each period. The pro forma combined financial statements may not be indicative of the Company's financial position or results of operations that would have occurred had the Acquisition been completed as of or at the beginning of the periods presented, nor do such statements purport to indicate the Company's financial condition or results of operations at any future date or for any future period.

     No expected benefits and cost reductions anticipated by the Company, corporate allocations, additional costs from association with a public company or additional revenues related to selling Ohmstede products through the Company's international marketing network have been reflected in these unaudited pro forma combined financial statements.

                         INDEX TO FINANCIAL STATEMENTS

I. AIR-CURE TECHNOLOGIES, INC. -- UNAUDITED PRO FORMA COMBINED
   CONSOLIDATED FINANCIAL STATEMENTS
     Unaudited Pro Forma Combined Financial Statements
      Headnote..............................................    2
     Unaudited Pro Forma Combined Balance Sheet as of
      September 30, 1996....................................    3
     Notes to Unaudited Pro Forma Combined Balance Sheet....    4
     Unaudited Pro Forma Combined Income Statements for the
      year ended December 31, 1995 and the nine months ended
      September 30, 1996....................................    5
     Notes to Unaudited Pro Forma Combined Income
      Statements............................................    7

II. OHMSTEDE, INC. -- DECEMBER 31, 1996
     Report of Independent Public Accountants...............    8
     Balance Sheet as of December 31, 1996..................    9
     Statement of Operations for the two months ended
      December 31, 1996.....................................   10
     Statement of Changes in Equity and Advances From Parent
      for the two months ended December 31, 1996............   11
     Statement of Cash Flows for the two months ended
      December 31, 1996.....................................   12
     Notes to Financial Statements..........................   13

III. OHMSTEDE, INC. -- OCTOBER 31, 1996
     Report of Independent Public Accountants...............   19
     Statement of Assets Acquired and Liabilities Assumed by
      Air-Cure Technologies, Inc. as of October 31, 1996....   20
     Statement of Operations for the seven months ended
      October 31, 1996......................................   21
     Statement of Changes in Net Assets for the seven months
      ended October 31, 1996................................   22
     Statement of Cash Flows for the seven months ended
      October 31, 1996......................................   23
     Notes to Financial Statements..........................   24

IV. OHMSTEDE, INC. -- MARCH 31, 1996
     Report of Independent Certified Public Accountants.....   28
     Statements of Assets Acquired and Liabilities Assumed
      by Air-Cure Technologies, Inc. as of March 31, 1996...   29
     Statement of Operations for the year ended March 31,
      1996..................................................   30
     Statement of Changes in Net Assets for the year ended
      March 31, 1996........................................   31
     Statement of Cash Flows for the year ended March 31,
      1996..................................................   32
     Notes to Financial Statements..........................   33

V. OHMSTEDE, INC. -- MARCH 31, 1995
     Independent Auditors' Report...........................   36
     Statement of Assets and Liabilities as of March 31,
      1995..................................................   37
     Statement of Revenues and Expenses for the year ended
      March 31, 1995........................................   38
     Statement of Cash Flows for the year ended March 31,
      1995..................................................   39
     Notes to Financial Statements..........................   40

                          AIR-CURE TECHNOLOGIES, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                                HISTORICAL        PRO FORMA
                                            ------------------   ACQUISITION
                                            COMPANY   OHMSTEDE   ADJUSTMENTS     PRO FORMA
                                            -------   --------   -----------     ---------
CURRENT ASSETS:
Cash and cash equivalents.................  $2,219    $    15     $ 52,000(a)    $  2,234
                                                                   (52,000)(a)
Restricted cash...........................     143         --           --            143
Due on contracts and other receivables....  16,229     19,701           --         35,930
Accounts receivable C & D Robotics........      --      1,212           --          1,212
Costs and estimated earnings in excess of
  billings on uncompleted contracts.......  23,768         --           --         23,768
Inventories...............................   3,778      9,236           --         13,014
Refundable income taxes...................     342         34           --            376
Prepaid expenses, deposits and other
  assets..................................     986         48          535(b)       1,569
Deferred tax asset........................     465         --        1,067(c)       1,532
                                            -------   -------     --------       --------
          Total Current Assets............  47,930     30,246        1,602         79,778
                                            -------   -------     --------       --------
PROPERTY AND EQUIPMENT, NET...............   5,123      8,198           --(d)      13,321
                                            -------   -------     --------       --------
OTHER ASSETS:
Licenses, trademarks and tradenames,
  net.....................................   4,250          8        7,500(e)      11,758
Excess costs over net assets acquired,
  net.....................................  11,840         --       22,051(f)      33,891
Other assets..............................     255         19        2,467(b)       2,741
                                            -------   -------     --------       --------
          Total Other Assets..............  16,345         27       32,018         48,390
                                            -------   -------     --------       --------
TOTAL ASSETS..............................  $69,398   $38,471     $ 33,620       $141,489
                                            =======   =======     ========       ========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable..........................  $8,015    $ 6,238     $  4,132(g)    $ 18,385
Accrued liabilities.......................  16,275      3,763        1,414(h)      21,452
Billings in excess of costs and estimated
  earnings on uncompleted contracts.......   1,462         --           --          1,462
Progress billings.........................      --      1,025           --          1,025
Current maturities of long-term
  obligations.............................   3,332      3,725       (1,057)(i)      6,000
                                            -------   -------     --------       --------
          Total Current Liabilities.......  29,084     14,751        4,489         48,324

LONG-TERM LIABILITIES:
Borrowings under line of credit...........  13,500         --       13,226(j)      26,726
Long-term obligations, less current
  maturities..............................   4,169         --       24,831(j)      29,000
Subordinated debt.........................      --         --       15,000(k)      15,000
     Less: subordinated debt original
       issue discount.....................      --         --       (2,288)(l)     (2,288)
Deferred tax liability....................     257         --           --            257
                                            -------   -------     --------       --------
          Total Liabilities...............  47,010     14,751       55,258        117,019
                                            -------   -------     --------       --------
STOCKHOLDERS' EQUITY:
Preferred stock...........................      --                                     --
Common stock..............................      11                                     11
Additional paid-in capital................  20,994                   2,082(m)      23,076
Retained earnings.........................   1,136                                  1,136
Translation adjustment....................     247                                    247
                                            -------                              --------
          Total Stockholders' Equity......  22,388     23,720      (23,720)(n)     24,470
                                            -------   -------     --------       --------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY..................................  $69,398   $38,471     $ 33,620       $141,489
                                            =======   =======     ========       ========

            See Notes To Financial Statements on the following pages

                          AIR-CURE TECHNOLOGIES, INC.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

     a) Reflects cash received from Company's lenders (see notes i, j, and k) and cash paid to previous owners of Ohmstede.

     b) Reflects deferred debt issuance costs which will be amortized over the term of the related debt.

     c) Represents deferred tax assets recognized for differences between the book and tax basis of assets and liabilities acquired.

     d) The fair value of property and equipment was estimated to approximate Ohmstede's historical net book value and accordingly no adjustment was recorded.

     e) Intangible assets recorded in purchase price allocation are as follows:

                                                              ESTIMATED     ESTIMATED
                           ASSET                                VALUE      USEFUL LIVES
                           -----                              ---------    ------------
                                                               (000'S)       (YEARS)
Brand Name..................................................   $5,000           40
Customer Base...............................................    1,000           15
Customer Alliance Arrangements..............................      500           10
Non-Compete Contracts.......................................      500            5
Key Officers................................................      500            5
                                                               ------
                                                               $7,500
                                                               ======

     f) Represents the excess of costs paid over the net assets acquired which will be amortized over 40 years. Ohmstede has been in business over 90 years and has been making and maintaining heat exchangers for over 40 years. Management believes the goodwill from the Ohmstede acquisition has an indefinite life but has used the 40 year amortization period permitted by generally accepted accounting principles.

     g) Reflects Acquisition fees and deferred debt issuance costs.

     h) Represents liabilities for non-compete payments and additional liabilities incurred at the time of the Acquisition.

     i) Represents a reclassification of a portion of consolidated current maturities of long-term obligations to long-term obligations in order to reflect the current maturities required under the Company's loan agreement as a consequence of the Acquisition.

     j) Additional borrowings from Company's senior lenders required to finance the Acquisition including portion of current maturities referred to in note (i) above.

     k) Represents seven-year mezzanine financing from subordinated lenders used to finance a portion of the Acquisition not financed by the Company's senior lenders.

     l) The Company issued 1,760,000 detachable warrants at an exercise price of $5.10 per share to its subordinated lenders. The Company's investment bankers valued the warrants at $1.30 per share or $2,288,000, which has been reflected as a discount to the $15 million in subordinated debt and will be amortized as interest expense over the seven year life of the subordinated notes.

     m) Represents the detachable warrants (referred to in note (l) above), net of expenses related to their issuance.

     n) Reflects the elimination of the historical stockholders' equity of Ohmstede since the acquisition has been accounted for using the purchase method of accounting.

                          AIR-CURE TECHNOLOGIES, INC.

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                     FOR THE YEAR ENDED DECEMBER 31, 1995.

                                                    HISTORICAL          PRO FORMA
                                               --------------------    ACQUISITION
                                               COMPANY     OHMSTEDE    ADJUSTMENTS      PRO FORMA
                                               --------    --------    -----------      ---------
                                               (AUDITED)   (AUDITED)
Revenues.....................................  $117,254    $88,937            --        $206,191
Cost of revenues.............................    95,514     72,495            --         168,009
                                               --------    -------       -------        --------
     Gross profit............................    21,740     16,442            --          38,182
Selling, general and administrative
  expenses...................................    11,475     10,280       $  (606)(a)      21,149
Sales commissions............................     2,647        184            --           2,831
Depreciation and amortization................     1,399        145           993 (b)       2,537
Merger costs.................................     1,335         --            --           1,335
                                               --------    -------       -------        --------
     Operating profit (loss).................     4,884      5,833          (387)         10,330
                                               --------    -------       -------        --------
Other income (expense):
  Interest expense, net......................    (1,502)      (186)       (5,841)(c)      (7,529)
  Miscellaneous, net.........................       326        535            --             861
                                               --------    -------       -------        --------
          Total other income (expense).......    (1,176)       349        (5,841)         (6,668)
                                               --------    -------       -------        --------
Earnings (loss) before taxes.................     3,708      6,182        (6,228)          3,662
Income tax provision (benefit)...............     1,340        210          (194)(d)       1,356
                                               --------    -------       -------        --------
          Net earnings (loss)................  $  2,368    $ 5,972       $(6,034)       $  2,306
                                               ========    =======       =======        ========
  Net earnings per common share..............  $   0.21                                 $   0.20
                                               ========                                 ========
  Weighted average number of common and
     common equivalent shares outstanding....    11,552                                   11,552
                                               ========                                 ========

            See Notes To Financial Statements on the following pages

                          AIR-CURE TECHNOLOGIES, INC.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996.

                                                      HISTORICAL          PRO FORMA
                                                  -------------------    ACQUISITION
                                                  COMPANY    OHMSTEDE    ADJUSTMENTS    PRO FORMA
                                                  -------    --------    -----------    ---------
Revenues........................................  $72,185    $75,915            --      $148,100
Cost of revenues................................   57,389     58,523            --       115,912(e)
                                                  -------    -------       -------      --------
     Gross profit...............................   14,796     17,392            --        32,188
Selling, general and administrative expenses....    7,648      8,357       $  (487)(a)    15,518
Sales commissions...............................    2,222        325            --         2,547
Depreciation and amortization...................      812        118           745 (b)     1,675
Restructuring costs.............................    3,500         --            --         3,500(e)
                                                  -------    -------       -------      --------
     Operating profit (loss)....................      614      8,592          (258)        8,948
                                                  -------    -------       -------      --------
Other income (expense):
  Interest expense, net.........................   (1,299)      (269)       (4,600)(c)    (6,168)
  Miscellaneous, net............................       40        226            --           266
                                                  -------    -------       -------      --------
          Total other expense...................   (1,259)       (43)       (4,600)       (5,902)
                                                  -------    -------       -------      --------
Earnings (loss) before taxes....................     (645)     8,549        (4,858)        3,046
Income tax provision (benefit)..................     (225)       419           933 (d)     1,127
                                                  -------    -------       -------      --------
     Net earnings (loss)........................  $  (420)   $ 8,130       $(5,791)     $  1,919
                                                  =======    =======       =======      ========
Net earnings (loss) per common share............  $ (0.04)                              $   0.17
                                                  =======                               ========
Weighted average number of common and common
  equivalent shares outstanding.................   11,466                                 11,568
                                                  =======                               ========

            See Notes To Financial Statements on the following page

                          AIR-CURE TECHNOLOGIES, INC.

            NOTES TO UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS

     a) Represents estimated savings attributable to salaries, bonuses and benefits of three members of the Ohmstede family whose positions have been eliminated. No anticipated cost reductions, corporate allocations from Air-Cure Technologies, Inc., or additional costs related to association with a public company have been included in this adjustment.

     b) Reflects the additional amortization related to the intangible assets and the excess of costs over the net assets acquired.

     c) Reflects the increase in interest expense related to the additional debt borrowed for the Acquisition and the amortization of both the debt financing costs and the subordinated debt discount.

     d) Reflects pro forma income tax expense (benefit) based on the expected effective tax rate of the Company (37%) related to the net pro forma adjustments and conversion of Ohmstede's federal income tax status from an S-Corp to a C-Corp.

     e) A restructuring charge totaling $4,200,000 was taken during the three months ended March 31, 1996. The charge includes the estimated future cost of the employment agreement with the former president and chief executive officer who was replaced in March 1996, and the anticipated cost to implement management's plan to reduce the Company's overall cost structure including employee severance, lease and other contract buyouts, inventory and other asset impairments, excess machinery disposal, and other costs. These charges are reflected as restructuring costs of $3,500,000 and a reserve of $700,000 which has been included in cost of revenues.

If the Company had not incurred these charges the pro forma after tax net earnings and net earnings per share for the nine months ended September 30, 1996 would have been $4,565,000 and $0.39, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder of Ohmstede, Inc.:

     We have audited the accompanying balance sheet of Ohmstede, Inc. a wholly-owned subsidiary of Air-Cure Technologies, Inc. (Air-Cure) as of December 31, 1996, and the related statements of operations, changes in equity and advances from parent and cash flows for the two months then ended. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ohmstede, Inc. as of December 31, 1996, and the results of its operations and cash flows for the two months then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1997

                                 OHMSTEDE, INC.
           (A WHOLLY-OWNED SUBSIDIARY OF AIR-CURE TECHNOLOGIES, INC.)

                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                    ASSETS:

Current assets --
  Cash......................................................  $   806,717
  Accounts receivable, net of reserve of $323,370...........   21,075,016
  Inventory.................................................    7,568,941
  Prepaid expenses..........................................       73,855
                                                              -----------
          Total current assets..............................   29,524,529
                                                              -----------
Property and equipment, at cost --
  Land......................................................      698,837
  Transportation equipment..................................      384,827
  Furniture and fixtures....................................      325,273
  Machinery and equipment...................................    3,042,240
  Buildings and improvements................................    4,381,896
                                                              -----------
                                                                8,833,073
  Less -- Accumulated depreciation..........................      (93,984)
                                                              -----------
         Property and equipment, net........................    8,739,089
                                                              -----------
Other Assets --
  Excess costs over net assets acquired, net................   21,563,898
  Licenses, trademarks, and tradenames, net.................    7,426,388
  Debt issuance costs, net..................................    2,957,014
                                                              -----------
          Total other assets................................   31,947,300
                                                              -----------
          Total assets......................................  $70,210,918
                                                              ===========

                              LIABILITIES:

Current liabilities --
  Current maturities of Long-term obligations...............  $ 4,740,000
  Accounts payable..........................................    6,480,421
  Progress billings.........................................    4,760,005
  Accrued liabilities.......................................    5,568,038
                                                              -----------
          Total current liabilities.........................   21,548,464
Long-term obligations, less current maturities..............   41,810,000
                                                              -----------
          Total liabilities.................................   63,358,464
                                                              -----------
Commitments and Contingencies
Equity and Advances From Parent.............................    6,852,454
                                                              -----------
          Total liabilities and equity and advances from
          parent............................................  $70,210,918
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                                 OHMSTEDE, INC.
           (A WHOLLY-OWNED SUBSIDIARY OF AIR-CURE TECHNOLOGIES, INC.)

                            STATEMENT OF OPERATIONS
                   FOR THE TWO MONTHS ENDED DECEMBER 31, 1996

NET SALES AND SERVICES......................................  $17,038,682
COST OF SALES AND SERVICES..................................   13,480,629
                                                              -----------
          Gross profit......................................    3,558,053
OPERATING EXPENSES:
  Selling, general and administrative.......................    1,686,455
  Depreciation..............................................       12,406
                                                              -----------
                                                                1,698,861
                                                              -----------
          Income from operations............................    1,859,192
OTHER INCOME (EXPENSE):
  Rental income.............................................       29,124
  Interest expense..........................................     (890,722)
  Miscellaneous.............................................        6,190
                                                              -----------
                                                                 (855,408)
                                                              -----------
          Income before income taxes........................    1,003,784
INCOME TAX PROVISION........................................      371,642
                                                              -----------
NET INCOME..................................................  $   632,142
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                                 OHMSTEDE, INC.
           (A WHOLLY-OWNED SUBSIDIARY OF AIR-CURE TECHNOLOGIES, INC.)

            STATEMENT OF CHANGES IN EQUITY AND ADVANCES FROM PARENT
                   FOR THE TWO MONTHS ENDED DECEMBER 31, 1996

Advance related to debt issuance costs......................      $3,001,782
Issuance of detachable warrants in conjunction with
  subordinated debt.........................................       2,288,000
Distribution related to income taxes........................        (695,358)
Advance related to acquisition costs........................         923,899
Advance related to expenses allocated from parent...........         701,989
Net income..................................................         632,142
                                                                  ----------
BALANCE, December 31, 1996..................................      $6,852,454
                                                                  ==========

   The accompanying notes are an integral part of these financial statements.

                                 OHMSTEDE, INC.
           (A WHOLLY-OWNED SUBSIDIARY OF AIR-CURE TECHNOLOGIES, INC.)

                            STATEMENT OF CASH FLOWS
                   FOR THE TWO MONTHS ENDED DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   632,142
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation and amortization..........................      263,984
     Non-cash interest......................................      207,178
     Cash provided by (used in) --
       Accounts receivable, net.............................   (2,908,350)
       Inventory............................................    2,316,508
       Prepaid expenses.....................................        2,757
       Accounts payable.....................................      993,477
       Progress billings....................................    3,751,328
       Accrued liabilities..................................     (653,664)
                                                              -----------
          Net cash provided by operating activities.........    4,605,360
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................     (380,338)
                                                              -----------
          Net cash used in investing activities.............     (380,338)
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net payments on line of credit............................   (4,725,000)
  Increase in advances from parent..........................    1,168,631
                                                              -----------
          Net cash used in financing activities.............   (3,556,369)
                                                              -----------
NET INCREASE IN CASH........................................      668,653
CASH, November 1, 1996......................................      138,064
                                                              -----------
CASH, December 31, 1996.....................................  $   806,717
                                                              ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $   118,666
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                                 OHMSTEDE, INC.
           (A WHOLLY-OWNED SUBSIDIARY OF AIR-CURE TECHNOLOGIES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY AND ACQUISITION:

     Ohmstede, Inc. (Ohmstede or the Company), is a Texas corporation specializing in the manufacture and maintenance of shell and tube heat exchangers. The Company is headquartered in Beaumont, Texas, and has plants located in Beaumont, Texas; LaPorte, Texas; St. Gabriel, Louisiana; Sulphur, Louisiana; and Corpus Christi, Texas. The majority of the Company's customers are within the United States and are concentrated within refineries in close proximity to the Company's plants.

     On November 20, 1996 (effective November 1, 1996), Air-Cure Technologies, Inc. (Air-Cure) purchased all the outstanding stock (excluding certain assets and liabilities) of Ohmstede for approximately $52 million in cash (the Acquisition). Assets not purchased included the majority of receivables due from and a 99 percent equity investment in C&D Robotics (C&D), a partnership formerly consolidated by the Company; a federal tax deposit made by the owners; and the cash surrender value of life insurance policies for certain owners. Additionally, the former owners received approximately $600,000 in dividends just prior to the transaction, as set forth in the agreement with Air-Cure. As the Company continues to rent operating space to C&D, rental fees charged to C&D are included in the financial statements.

     The Company has approximately 600 employees, approximately 100 of whom are represented by collective bargaining agreements. The Oil, Chemical and Atomic Workers International, AFL-CIO Local Union 4-367 represents employees at the LaPorte plant (30 employees); the International Brotherhood of Boilermakers, Iron Workers, Shipbuilders and Blacksmiths, AFL-CIO Local Unions No. 79 and No. 582 represent employees at the Lake Charles plant (25 employees) and St. Gabriel plant (45 employees), respectively.

2. THE ACQUISITION:

     Air-Cure paid $52 million for Ohmstede's stock and $923,899 for related acquisition costs. The Acquisition has been accounted for using the purchase method of accounting, and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the estimated fair values at the date of the Acquisition, as follows:

Working capital.............................................  $15,053,468
Property and equipment......................................    8,452,735
Intangibles.................................................    7,500,000
Excess costs over net assets acquired.......................   21,660,286
Imputed interest expense....................................      257,410
                                                              -----------
          Total purchase price..............................  $52,923,899
                                                              ===========

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Financial Reporting

     These financial statements have been prepared to present the financial position and results of operations of Ohmstede as a wholly-owned subsidiary of Air-Cure in conformity with generally accepted accounting principles. All significant intercompany transactions have been eliminated.

     The purchase price allocation of the Acquisition has been reflected in these financial statements as of November 1, 1996. Additionally, as applicable, certain amounts have been pushed down from Air-Cure including, but not limited to $52 million of debt and associated interest, fees related to the Acquisition and costs incurred for the issuance of the aforementioned debt.

                                 OHMSTEDE, INC.
           (A WHOLLY-OWNED SUBSIDIARY OF AIR-CURE TECHNOLOGIES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Revenue Recognition

     The Company's products are generally configured to customer specifications. Revenue is recognized when a project is complete and available for shipment. Projects are generally two to three months in duration.

  Inventory

     Raw materials are stated at the lower of cost or market as determined by the first-in, first-out (FIFO) method. Work in process includes materials, labor and overhead cost allocations.

  Property and Equipment

     Property and equipment are recorded at cost, including costs to ready assets for use. The fair market values of fixed assets purchased in the Acquisition were estimated to approximate the sellers' net book value and were used in allocating the purchase price. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Losses resulting from property disposals are included in other expense.

     Depreciation is computed using the straight-line method over the following recovery periods:

Transportation equipment....................................     3 years
Furniture and fixtures......................................  3-15 years
Machinery and equipment.....................................  7-15 years
Buildings and improvements..................................  7-39 years

     Under the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company reviews certain long-lived assets for impairment whenever events indicate that the carrying amount of an asset may not be recoverable and recognizes an impairment loss under certain circumstances in the amount by which the carrying value exceeds the fair value of the asset. The Company's adoption of SFAS No. 121, had no material effect on the Company's results of operations or financial position.

                                 OHMSTEDE, INC.
           (A WHOLLY-OWNED SUBSIDIARY OF AIR-CURE TECHNOLOGIES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Other Assets

     Other assets consist of the following as of December 31, 1996:

                                                 ESTIMATED
                                                  USEFUL         ORIGINAL      ACCUMULATED
                 DESCRIPTION                   LIVES (YEARS)      AMOUNT       AMORTIZATION        NET
                 -----------                   -------------    -----------    ------------    -----------
Excess costs over net assets acquired.........      40          $21,660,286      $96,388       $21,563,898
                                                                ===========      =======       ===========
Licenses, trademarks and tradenames --
  Customer Base...............................      15          $ 1,000,000
  Brand Name..................................      40            5,000,000
  Alliance Arrangements.......................      10              500,000
  Non-Compete Agreements......................       5              500,000
  Key Officers................................       5              500,000
                                                                -----------
                                                                $ 7,500,000      $73,612       $ 7,426,388
                                                                ===========      =======       ===========
Debt issuance costs --
  Bank Facilities.............................       5          $ 1,881,112
  Subordinated Notes..........................       7            1,120,670
                                                                -----------
                                                                $ 3,001,782      $44,768       $ 2,957,014
                                                                ===========      =======       ===========

     The costs related to the issuance of debt are capitalized and amortized to interest expense over the lives of the related debt.

  Progress Billings

     Progress billings represents amounts billed prior to contract completion in accordance with contract provisions. These amounts will be recognized as revenue upon completion of the contract, at which time the cost of the contract is also recognized.

  Federal Income Taxes

     The Company is included in the consolidated income tax return of Air-Cure. Accordingly, all income taxes payable or receivable (both current and deferred) have been included in advances from parent in the accompanying balance sheet. The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires deferred taxes to be provided based on temporary differences between the book and tax basis of assets and liabilities using presently enacted tax rates. The primary temporary differences relate to non-deductible reserves and accruals.

  Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 OHMSTEDE, INC.
           (A WHOLLY-OWNED SUBSIDIARY OF AIR-CURE TECHNOLOGIES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Fair Values

     The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities are reasonable estimates of their fair values due to the short maturities of these instruments. The fair value of long-term obligations is estimated based on Air-Cure's current financing agreement and approximates carrying value.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash with various financial institutions. Accounts receivable at any given time are concentrated in a relatively small number of primarily domestic customers that operate in the petroleum industry. To mitigate this risk, the Company requires customers to make advance payments. At December 31, 1996, the Company had approximately $1,641,000 in such advance payments which are included in progress billings. An allowance for doubtful accounts has been provided for estimated losses.

     For the two months ended December 31, 1996, the Company purchased approximately 20 percent of its component parts from one vendor. The Company believes other viable suppliers are available to supply these component parts.

4. INVENTORY:

     Inventories consist of the following:

Raw materials...............................................  $  445,112
Work in process.............................................   7,123,829
                                                              ----------
          Total.............................................  $7,568,941
                                                              ==========

     Contracts are performed to customer specifications and shipped upon completion; consequently, there are no finished goods inventories.

5. LONG-TERM OBLIGATIONS:

     Long-term obligations at December 31, 1996 include the following:

Secured term loan note (term loan), maturing October 31,
  2001, due in quarterly installments of $1,185,000
  commencing January 31, 1997 and increasing to $1,431,875
  after the first four payments, with interest (December 31,
  1996 -- 8.5%) fluctuating with the Offshore Rate defined
  below.....................................................  $27,499,000
Secured note maturing November 18, 2001, under a revolving
  credit facility (revolver) totaling $38,000,000 with
  interest (December 31, 1996 -- 8.9%) fluctuating with the
  Offshore Rate and Base Rate...............................    6,339,000
Unsecured senior subordinated notes maturing November 18,
  2003, at 12%..............................................   15,000,000
Less debt discount related to issuance of detachable
  warrants in conjunction with senior subordinated notes....   (2,288,000)
                                                              -----------
                                                               46,550,000
Less current maturities.....................................    4,740,000
                                                              -----------
Long-term obligations, net of current maturities............  $41,810,000
                                                              ===========

                                 OHMSTEDE, INC.
           (A WHOLLY-OWNED SUBSIDIARY OF AIR-CURE TECHNOLOGIES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Scheduled maturities of long-term obligations are as follows:

1997....................................................  $ 4,740,000
1998....................................................    5,727,500
1999....................................................    5,727,500
2000....................................................    5,727,500
2001....................................................   11,915,500
Thereafter..............................................   12,712,000
                                                          -----------
                                                          $46,550,000
                                                          ===========

     The total debt facilities and the related total outstanding balances described below are larger than the portion allocated to Ohmstede, which was allocated to the Company based on debt incurred in the Acquisition less payments made by the Company to Air-Cure during the two month period ended December 31, 1996. No payments on the term loan or the subordinated notes were due or made during the two month period ended December 31, 1996.

     On November 18, 1996, Air-Cure revised its financing agreement to, among other things, increase its credit capacity with participating financial institutions ("Lenders"), including Bank of America National Trust and Savings Association ("BoA"), as agent for the Lenders. The financing consists of a $35 million term loan and a $38 million revolving line of credit facility. The term loan currently bears interest at the BoA Offshore Rate ("Offshore Rate"), as defined by BoA, plus a floating spread and the line of credit bears interest both at the Offshore Rate and the Base Rate ("Base Rate"), as defined by BoA, plus floating spreads. The spread can range from 2% to 3% above the Offshore Rate and from 0.25% to 1.25% above the Base Rate. The spread floats up or down based on the Company's performance as determined by a leverage ratio. Substantially all of the assets of Air-Cure (including the Company) serve as collateral.

     In addition to the bank financing, on November 18, 1996, the Company entered into two Senior Subordinated Notes (subordinated notes) with International Mezzanine Capital, B.V. and First Commerce Capital, (collectively, the Investors), for $13 million and $2 million, respectively. The subordinated notes, which mature November 18, 2003, bear interest at 12% through December 31, 1997 and increase by 0.5% per year for each year they remain unpaid. As further consideration, the Investors received warrants to purchase an aggregate of 1,760,000 shares of Air-Cure's common stock at $5.10 per share. The warrants may be exercised at any time or from time to time until they expire on November 18, 2003. Air-Cure's investment bankers valued the warrants at approximately $2,288,000 which was reflected as equity and as a debt discount and will be amortized as additional interest expense over the seven year life of the subordinated notes.

     The long-term obligations require Air-Cure to maintain certain levels of working capital and stockholders' equity and contain other provisions some of which restrict expenditures for the purchase of Air-Cure's stock, for capital expenditures and for payment of dividends. Such agreements also limit the creation, incurrence or assumption of indebtedness, as defined by the agreements, and the acquisition of investments. At December 31, 1996, the Company was in compliance with the provisions of its loan agreements.

6. COMMITMENTS AND CONTINGENCIES:

  Letter of Credit

     At December 31, 1996, the Company had outstanding a letter of credit totaling $200,000. This letter of credit was established to support workers' compensation and expires April 17, 1997. The worker's compensation plan will be continued by Air-Cure.

                                 OHMSTEDE, INC.
           (A WHOLLY-OWNED SUBSIDIARY OF AIR-CURE TECHNOLOGIES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Employee Benefit Plan

     The Ohmstede, Inc. Profit Sharing Plus Plan (the Plan) is a combination defined contribution and 401(k) plan. The Plan covers substantially all employees not covered by collective bargaining agreements who have accumulated one year of service prior to the semiannual enrollment dates. Employees may elect to contribute a percentage of their wages subject to certain limitations. Employer contributions to the Plan are at the discretion of the board of directors and, if made, consist of a match of $.25 on each employee-contributed dollar up to 6 percent of salary, a $250 enrollment bonus per employee and a discretionary portion. Company contributions vest over seven years. Management has made provision for contributions to the Plan in the amount of approximately $36,000 for the two months ended December 31, 1996.

     The Plan will either be continued by Air-Cure or dissolved and absorbed into Air-Cure's plan.

  Environmental

     The Company's past and present operations include activities which are subject to Federal and State environmental regulations. In connection with the sale of the Company, an environmental review of the Company's facilities was conducted. An accrual of $200,000 exists as of December 31, 1996 for future costs associated with remediation activities, if any are required.

  Claims and Lawsuits

     The Company is subject to claims and lawsuits arising in the normal course of business. In the opinion of management, any losses resulting from the ultimate resolution of these matters will not be material to the Company's financial position and results of operations.

7. RELATED-PARTY TRANSACTIONS:

     In accordance with the terms of the agreement discussed in Note 1, the Company recognized a receivable due from C&D at October 31, 1996. The receivable was paid to the Company by C&D during the two month period ended December 31, 1996.

     The Company performed several administrative functions on behalf of C&D without reimbursement. Substantially all of C&D's cash receipts and cash disbursements were administered by the Company and recorded as intercompany transactions between C&D and the Company. These activities are in the process of being discontinued.

     The operations of C&D are located in the Company's Beaumont facility. Ohmstede, Inc. has entered into a 36-month lease agreement with C&D effective November 1996 and terminating in November 1999 which entitles the Company to receive rental income of $14,560 a month, which management believes represents estimated fair market rent.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder of Ohmstede, Inc.:

     We have audited the accompanying statement of assets acquired and liabilities assumed by Air-Cure Technologies, Inc. (Air-Cure) of Ohmstede, Inc. (the Company), a Texas corporation, as of October 31, 1996, and the related statements of operations, changes in net assets and cash flows for the seven-month period then ended. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As discussed in Note 1, the accompanying financial statements have been prepared pursuant to the November 20, 1996 purchase agreement between Ohmstede, Inc. and Air-Cure, and are not intended to be a complete presentation of the Company's assets, liabilities, operating results or cash flows.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed by Air-Cure of the Company as of October 31, 1996, and the results of its operations and its cash flows for the seven months then ended, pursuant to the purchase agreement referred to in Note 1 and in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
December 13, 1996

                                 OHMSTEDE, INC.

                  STATEMENT OF ASSETS ACQUIRED AND LIABILITIES
                     ASSUMED BY AIR-CURE TECHNOLOGIES, INC.
                                OCTOBER 31, 1996
                                    (NOTE 1)

                                     ASSETS

Current assets --
  Cash......................................................  $    138,064
  Accounts receivable, net of reserves of $313,370..........    17,092,405
  Related-party receivable..................................     1,065,516
  Note receivable...........................................         8,745
  Inventories...............................................     9,885,449
  Prepaid expenses..........................................        49,693
                                                              ------------
          Total current assets..............................    28,239,872
                                                              ------------
Property and equipment, at cost --
  Land......................................................       698,837
  Transportation equipment..................................     1,119,032
  Furniture and fixtures....................................     2,067,217
  Machinery and equipment...................................    15,763,168
  Buildings and improvements................................    10,128,327
                                                              ------------
                                                                29,776,581
  Less -- Accumulated depreciation..........................   (22,574,502)
                                                              ------------
                                                                 7,202,079
  Construction in progress..................................     1,250,656
                                                              ------------
          Property and equipment, net.......................     8,452,735
Other assets................................................        26,918
                                                              ------------
          Total assets......................................  $ 36,719,525
                                                              ============
                               LIABILITIES
Current liabilities --
  Note payable assumed and subsequently repaid by
     Air-Cure...............................................  $  1,925,000
  Accounts payable..........................................     5,837,233
  Progress billings.........................................     1,008,677
  Accrued liabilities.......................................     3,934,833
                                                              ------------
          Total current liabilities.........................    12,705,743
  Commitments and contingencies
                                                              ------------
          Total liabilities.................................    12,705,743
                                                              ------------
Net Assets..................................................    24,013,782
                                                              ------------
Total Net Assets and Liabilities............................  $ 36,719,525
                                                              ============

   The accompanying notes are an integral part of these financial statements.

                                 OHMSTEDE, INC.

                            STATEMENT OF OPERATIONS
                  FOR THE SEVEN MONTHS ENDED OCTOBER 31, 1996
                                    (NOTE 1)

NET SALES AND SERVICES......................................  $55,174,413
COST OF SALES AND SERVICES..................................   43,295,904
                                                              -----------
          Gross profit......................................   11,878,509
OPERATING EXPENSES:
  Selling, general and administrative.......................    6,557,473
  Depreciation..............................................       94,151
                                                              -----------
                                                                6,651,624
                                                              -----------
          Income from operations............................    5,226,885
OTHER INCOME (EXPENSE):
  Rental income.............................................      155,438
  Interest expense..........................................      (90,701)
  Miscellaneous.............................................        4,293
                                                              -----------
                                                                   69,030
                                                              -----------
          Income before taxes...............................    5,295,915
STATE TAXES.................................................      362,673
                                                              -----------
REVENUES IN EXCESS OF EXPENSES..............................  $ 4,933,242
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                                 OHMSTEDE, INC.

                       STATEMENT OF CHANGES IN NET ASSETS
                  FOR THE SEVEN MONTHS ENDED OCTOBER 31, 1996
                                    (NOTE 1)

BALANCE, March 31, 1996.....................................      $22,432,656
REVENUES IN EXCESS OF EXPENSES..............................        4,933,242
STOCKHOLDER DISTRIBUTIONS...................................       (3,352,116)
                                                                  -----------
BALANCE, October 31, 1996...................................      $24,013,782
                                                                  ===========

   The accompanying notes are an integral part of these financial statements.

                                 OHMSTEDE, INC.

                            STATEMENT OF CASH FLOWS
                  FOR THE SEVEN MONTHS ENDED OCTOBER 31, 1996
                                    (NOTE 1)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Revenues in excess of expenses............................  $  4,933,242
  Adjustments to reconcile revenues in excess of expenses to net cash provided by operating activities --
     Depreciation...........................................       704,505
     Loss on retirement of assets...........................        44,429
     Cash provided by (used in) --
       Accounts and notes receivable, net...................       946,479
       Related-party receivable.............................    (1,065,516)
       Inventory............................................     1,985,329
       Prepaid expenses.....................................       (45,453)
       Other assets.........................................        (3,999)
       Accounts payable.....................................     1,043,287
       Progress billings....................................    (2,956,501)
       Accrued liabilities..................................       240,533
                                                              ------------
          Net cash provided by operating activities.........     5,826,335
                                                              ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................    (1,918,898)
                                                              ------------
          Net cash used in investing activities.............    (1,918,898)
                                                              ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net payments on line of credit............................      (780,000)
  Stockholder distributions.................................    (3,352,116)
                                                              ------------
          Net cash used in financing activities.............    (4,132,116)
                                                              ------------
NET DECREASE IN CASH........................................      (224,679)
CASH, March 31, 1996........................................       362,743
                                                              ------------
CASH, October 31, 1996......................................  $    138,064
                                                              ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $     98,248
                                                              ============

   The accompanying notes are an integral part of these financial statements.

                                 OHMSTEDE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY AND ACQUISITION:

     Ohmstede, Inc. (Ohmstede or the Company), is a Texas corporation specializing in the manufacture and maintenance of shell and tube heat exchangers. The Company is headquartered in Beaumont, Texas, and has plants located in Beaumont, Texas; LaPorte, Texas; St. Gabriel, Louisiana; Sulphur, Louisiana; and Corpus Christi, Texas. The majority of the Company's customers are within the United States and are concentrated within refineries in close proximity to the Company's plants.

     On November 20, 1996 (effective November 1, 1996), Air-Cure Technologies, Inc. (Air-Cure) purchased all the outstanding stock (excluding certain assets and liabilities) of Ohmstede for approximately $52 million in cash. Assets not purchased (and excluded from the accompanying financial statements) include the majority of receivables due from and a 99 percent equity investment in C&D Robotics (C&D), a partnership formerly consolidated by the Company; a federal tax deposit made by the owners; and the cash surrender value of life insurance policies for certain owners. Additionally, the cash balance of $138,064 reflects approximately $600,000 in dividends paid to the former owners, as set forth in the agreement with Air-Cure. The consolidated earnings of C&D and interest charged on intercompany advances has been eliminated from the statement of operations. Premium expense related to the life insurance policies has also been eliminated from the statement of operations. Current-year portions of the above-mentioned eliminations have been treated as stockholder distributions in the financial statements and are included with the other distributions taken by the former owners. As the Company will continue to rent operating space to C&D, rental fees charged to C&D are included in the financial statements.

     The Company has approximately 600 employees, approximately 100 of whom are represented by collective bargaining agreements. The Oil, Chemical and Atomic Workers International, AFL-CIO Local Union 4-367 represents employees at the LaPorte plant (30 employees); the International Brotherhood of Boilermakers, Iron Workers, Shipbuilders and Blacksmiths, AFL-CIO Local Unions No. 79 and No. 582 represent employees at the Lake Charles plant (25 employees) and St. Gabriel plant (45 employees), respectively.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Financial Reporting

     These financial statements have been prepared to present the financial position and results of operations of Ohmstede related to the assets acquired and liabilities assumed by Air-Cure under the terms of the agreement described in note 1 and in conformity with generally accepted accounting principles. All significant intercompany transactions have been eliminated. There are no adjustments related to the purchase price allocation of Air-Cure reflected in these financial statements.

  Revenue Recognition

     The Company's products are generally configured to customer specifications. Revenue is recognized when a project is complete and available for shipment. Projects are generally two to three months in duration.

  Progress Billings

     Progress billings represent amounts billed prior to contract completion. These amounts will be recognized as revenue upon completion of the contract, at which time the appropriate cost of the contract is also recognized.

                                 OHMSTEDE, INC.

  Inventories

     Raw materials are stated at the lower of cost or market as determined by the first-in, first-out (FIFO) method. Work in process includes materials, labor and overhead cost allocations.

  Property and Equipment

     Property and equipment are recorded at cost, including costs to ready assets for use but excluding any pushdown of Air-Cure's purchase price allocation. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Losses resulting from property disposals are included in other expense.

     Depreciation is computed using the straight-line method over the following recovery periods:

Transportation equipment.................................     3 years
Furniture and fixtures...................................  3-15 years
Machinery and equipment..................................  7-15 years
Buildings and improvements...............................  7-39 years

     Under the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company reviews certain long-lived assets for impairment whenever events indicate that the carrying amount of an asset may not be recoverable and recognizes an impairment loss under certain circumstances in the amount by which the carrying value exceeds the fair value of the asset. The Company's adoption of SFAS No. 121 in fiscal 1997 had no material effect on the Company's results of operations or financial position.

  Federal Income Taxes

     The Company has elected, under applicable provisions of the Internal Revenue Code, to be treated as an S Corporation for federal income tax purposes. Under these provisions, all income, losses, credits and deductions of the Company will be passed through to the individual stockholder's income tax return through the closing date of the acquisition. Accordingly, there is no provision for federal income taxes included in the accompanying financial statements. The Company is subject to Louisiana income and Texas franchise taxes.

  Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Values

     The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities are reasonable estimates of their fair values due to the short maturities of these instruments. The fair value of notes payable is estimated based on the Company's current financing agreement and approximates carrying value.

                                 OHMSTEDE, INC.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash with various financial institutions. Accounts receivable at any given time are concentrated in a relatively small number of primarily domestic customers that operate in the petroleum industry. To mitigate this risk, the Company often requires customers to make advance payments. At October 31, 1996, the Company had approximately $1,009,000 in such advance payments. An allowance for doubtful accounts has been provided for potential losses.

     For the seven months ended October 31, 1996, the Company purchased approximately 20 percent of its component parts from one vendor. The Company believes other viable suppliers are available to supply these component parts.

3. INVENTORIES:

     Inventories consist of the following:

Raw materials............................................  $  431,832
Work in process..........................................   9,453,617
                                                           ----------
          Total..........................................  $9,885,449
                                                           ==========

     Contracts are performed to customer specifications and shipped upon completion; consequently, there are no finished goods inventories.

4. NOTE PAYABLE:

     Note payable at October 31, 1996, represents borrowings on a $8,000,000 revolving line of credit with a bank. This note bears interest, payable quarterly, at the bank's prime rate (8.25 percent at and for the seven months ended October 31, 1996) and matured in November 1996. In November, the Company paid the matured note together with accrued interest, at face value, without gain or loss. Borrowings under this credit facility were secured by accounts receivable, inventory and general intangibles.

     Under terms of the note agreement, the Company maintained certain financial covenants. The Company was in compliance with these covenants at October 31, 1996.

5. COMMITMENTS AND CONTINGENCIES:

  Letter of Credit

At October 31, 1996, the Company had outstanding a letter of credit totaling $200,000. This letter of credit was established to support workers' compensation and expires April 17, 1997. The workers' compensation plan will either be continued by Air-Cure or dissolved and absorbed into Air-Cure's plan.

  Employee Benefit Plan

     The Ohmstede, Inc. Profit Sharing Plus Plan (the Plan) is a combination defined contribution and 401(k) plan. The Plan covers substantially all employees not covered by collective bargaining agreements who have accumulated one year of service prior to the semiannual enrollment dates. Employees may elect to contribute a percentage of their wages subject to certain limitations. Employer contributions to the Plan are at the discretion of the board of directors and, if made, consist of a match of $.25 on each employee-contributed dollar up to 6 percent of salary, a $250 enrollment bonus per employee and a wholly discretionary portion. Company contributions vest over seven years. Management has made provisions for contributions to the Plan in the amount of approximately $125,000 for the seven months ended October 31, 1996.

                                 OHMSTEDE, INC.

     The Plan will either be continued by Air-Cure or dissolved and absorbed into Air-Cure's plan.

  Environmental Matters

     The Company's past and present operations include activities which are subject to Federal and State environmental regulations. In connection with the sale of the Company, an environmental review of the Company's facilities was conducted. This review identified certain environmental issues and a provision of $200,000 has been accrued as of October 31, 1996 for future costs associated with remediation activities related to these issues.

  Claims and Lawsuits

     The Company is subject to claims and lawsuits arising in the normal course of business. In the opinion of management, any losses resulting from the ultimate resolution of these matters will not be material to the Company's financial position and results of operations.

6. RELATED-PARTY TRANSACTIONS:

     In accordance with the terms of the agreement discussed in Note 1, the Company acquired a receivable due from C&D at October 31, 1996. The receivable was paid to the Company by C&D subsequent to the balance sheet date.

     The Company performed several administrative functions on behalf of C&D without reimbursement. Substantially all of C&D's cash receipts and cash disbursements were administered by the Company and recorded as intercompany transactions between C&D and the Company. These activities are in the process of being discontinued.

     The operations of C&D are located in the Company's Beaumont facility. Ohmstede, Inc., as part of Air-Cure Technologies, Inc., has signed a 36-month lease agreement with C&D effective November 1996 and terminating in November 1999 which entitles Air-Cure to receive rental income from C&D in the amount of $14,560 a month, which management believes represents estimated fair market rent.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

December 13, 1996

To the Board of Directors and Stockholders of Ohmstede, Inc.

     We have audited the accompanying statement of assets acquired and liabilities assumed by Air-Cure Technologies, Inc. ("Air-Cure") of Ohmstede, Inc. (the "Company") as of March 31, 1996, and the related statements of operations, changes in net assets and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As discussed in Note 1, the accompanying financial statements have been prepared pursuant to the November 20, 1996 purchase agreement between the Company and Air-Cure, and are not intended to be a complete presentation of the Company's assets, liabilities, operating results or cash flows.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed by Air-Cure of the Company as of March 31, 1996, pursuant to the purchase agreement referred in Note 1, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Melton & Melton

                                 OHMSTEDE, INC.

              STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
                         BY AIR-CURE TECHNOLOGIES, INC.
                                 MARCH 31, 1996
                                    (NOTE 1)

                                     ASSETS

Current Assets:
  Cash (Note 5)..........................................................   $   362,743
  Accounts receivable (net of allowance for doubtful accounts of
     $290,000) (Notes 4 and 5)...........................................    18,035,114
  Note receivable........................................................        12,515
  Inventories (Notes 1, 2 and 4).........................................    11,870,778
  Prepaid expenses.......................................................         4,240
                                                                            -----------
          Total current assets...........................................    30,285,390
Property and Equipment, at cost: (Note 1)
  Land......................................................  $   698,837
  Transportation equipment..................................      990,634
  Furniture and fixtures....................................    2,722,778
  Machinery and equipment...................................   15,502,000
  Buildings and improvements................................   10,076,105
                                                              -----------
                                                               29,990,354
  Less: Accumulated depreciation............................   23,566,979
                                                              -----------
                                                                6,423,375
  Construction in progress..................................      859,396     7,282,771
                                                              -----------
Other Assets.............................................................        22,919
                                                                            -----------
          Total assets...................................................   $37,591,080
                                                                            ===========

                       LIABILITIES AND NET ASSETS

Current Liabilities:
  Note payable (Note 4)..................................................   $ 2,705,000
  Accounts payable.......................................................     4,793,946
  Progress payments......................................................     3,965,178
  Accrued liabilities....................................................     3,694,300
                                                                            -----------
          Total current liabilities......................................    15,158,424
Commitments and Contingencies (Note 5)
Net Assets...............................................................    22,432,656
                                                                            -----------
          Total net assets and liabilities...............................   $37,591,080
                                                                            ===========

                      (See Notes to Financial Statements)

                                 OHMSTEDE, INC.

                            STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1996
                                    (NOTE 1)

Net Sales and Services (Note 1).................................................        $88,753,395
Cost of Sales and Services......................................................         72,495,117
                                                                                        -----------
          Gross margin..........................................................         16,258,278
Operating Expenses:
  Salaries, payroll taxes, and group insurance..............      $4,922,887
  Other selling, general and administrative.................       5,502,342             10,425,229
                                                                  ----------            -----------
          Income from operations................................................          5,833,049
Other Income (Expense):
  Interest income...........................................           9,523
  Rental income (Note 3)....................................         167,526
  Interest expense..........................................        (195,617)
  Other income..............................................         367,042                348,474
                                                                  ----------            -----------
          Income before taxes...................................................          6,181,523
State Taxes.....................................................................            209,488
                                                                                        -----------
          Net income............................................................        $ 5,972,035
                                                                                        ===========

                      (See Notes to Financial Statements)

                                 OHMSTEDE, INC.

                       STATEMENT OF CHANGES IN NET ASSETS
                       FOR THE YEAR ENDED MARCH 31, 1996
                                    (NOTE 1)

Balance, March 31, 1995.....................................  $22,009,433
Net income..................................................    5,972,035
Stockholder distributions...................................   (5,548,812)
                                                              -----------
Balance, March 31, 1996.....................................  $22,432,656
                                                              ===========

                      (See Notes to Financial Statements)

                                 OHMSTEDE, INC.

                            STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED MARCH 31, 1996
                                    (NOTE 1)

Cash Flows from Operating Activities:
  Net income................................................  $ 5,972,035
                                                              -----------
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................    1,097,998
     Bad debt expense.......................................      240,299
     Gain on sale of assets.................................       (1,232)

     Cash provided by (used for) the change in:
       Accounts and note receivables........................   (6,253,851)
       Inventories..........................................   (1,431,327)
       Prepaid expenses.....................................       (4,240)
       Accounts payable.....................................    1,005,754
       Progress payments....................................    3,386,436
       Accrued liabilities..................................    1,044,768
                                                              -----------
          Total adjustments.................................     (915,395)
                                                              -----------
          Net cash provided by operating activities.........    5,056,640
                                                              -----------
Cash Flows from Investing Activities:
  Proceeds on sale of assets................................        3,500
  Purchases of property and equipment.......................   (2,057,672)
                                                              -----------
          Net cash used in investing activities.............   (2,054,172)
                                                              -----------
Cash Flows from Financing Activities:
  Net advances on line of credit............................    2,705,000
  Stockholder distributions.................................   (5,548,812)
                                                              -----------
          Net cash used in financing activities.............   (2,843,812)
                                                              -----------
          Net increase in cash..............................      158,656
Cash, March 31, 1995........................................      204,087
                                                              -----------
Cash, March 31, 1996........................................  $   362,743
                                                              ===========
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................  $   193,590
                                                              ===========

                      (See Notes to Financial Statements)

                                 OHMSTEDE, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Business

     Ohmstede, Inc. (the "Company") is a Texas corporation specializing in the manufacture and maintenance of shell and tube heat exchangers. The Company is headquartered in Beaumont, Texas and has plants located in Beaumont; LaPorte, Texas; St. Gabriel, Louisiana; Sulphur, Louisiana; and Corpus Christi, Texas.

     On November 20, 1996 (effective November 1, 1996), Air-Cure Technologies, Inc. ("Air-Cure") purchased all the outstanding stock (excluding certain assets and liabilities) of the Company for approximately $52 million in cash. Assets not purchased (and excluded from the accompanying financial statements) included a receivable due from and a 99 percent equity investment in Ohmstede-Cawley, Ltd. dba C & D Robotics (C & D), a partnership; a Federal tax deposit; and the cash surrender value on life insurance policies and the related debt. Transactions eliminated from the statement of operations include the Company's equity in the net loss of C & D, interest income charged on the receivable due from C & D, and the premium and interest expense related to the life insurance policies. Current year portions of the above eliminations have been treated as stockholder distributions in the financial statements. As the Company will continue to rent operating space to C & D, rental fees charged to C & D are included in the accompanying financial statements. (See Note 3.)

  Basis of Financial Reporting

     The financial statements of the Company have been prepared to present the financial position and results of operations in conformity with generally accepted accounting principles. The financial statements include the financial position and results of operations of the Company related to the assets acquired and liabilities assumed by Air-Cure. All significant intercompany transactions have been eliminated.

  Revenue Recognition

     The Company's products are generally configured to customer specifications. Revenue is recognized when a project is complete and it is available for shipment.

  Inventories

     Raw materials are stated at cost determined by the first-in, first-out
(FIFO) method. Work in progress includes materials, labor, and overhead cost allocations.

  Property and Equipment

     Property and equipment are recorded at cost. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to operations currently.

     Depreciation is computed using the straight-line method over the following estimated useful lives:

Transportation equipment....................................     5 years
Furniture and fixtures......................................  3-15 years
Machinery and equipment.....................................  7-15 years
Buildings and improvements..................................  7-39 years

                                 OHMSTEDE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1996

  Federal Income Taxes

     The Company has elected, under applicable provisions of the Internal Revenue Code, to be treated as an S corporation for Federal income tax purposes. Under these provisions, all income, losses, credits and deductions of the Company will be passed through to the individual shareholder's income tax return. Accordingly, there is no provision for Federal income taxes included in the accompanying financial statements. The Company is subject to Louisiana income and Texas franchise taxes.

  Estimates

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- INVENTORIES

     Inventories consist of the following:

Raw materials...............................................  $   446,051
Work-in-progress............................................   11,424,727
                                                              -----------
                                                              $11,870,778
                                                              ===========

NOTE 3 -- RELATED PARTY TRANSACTIONS

     C & D rents shop and office space from the Company on a month-to-month basis. Rent expense for the year ended March 31, 1996 amounted to $167,526 which is included as rental income on the accompanying statement of operations.

NOTE 4 -- NOTE PAYABLE

     Note payable at March 31, 1996 represents borrowings on a $8,000,000 revolving line of credit with a bank. This note bears interest, payable quarterly, at the bank's prime rate (8.25% at March 31, 1996) and was paid off in November 1996. Borrowings under this credit facility were secured by accounts receivable and inventory.

     Under terms of the note agreement, the Company must maintain certain financial covenants. The Company was in compliance with these covenants at March 31, 1996.

NOTE 5 -- COMMITMENT AND CONTINGENCIES

  Letter of Credit

     At March 31, 1996, the Company had outstanding a letter of credit totaling $200,000. This letter of credit was established to support workers' compensation and expires April 17, 1997.

  Employee Benefit Plan

     The Company has adopted the Ohmstede, Inc. Profit Sharing Plus Plan which is a combination defined contribution and 401(k) plan. The Plan covers substantially all employees not covered by collective bargaining agreements. Employees may elect to contribute a percentage of their wages subject to certain limitations. Employer contributions to the Plan are at the discretion of the Board of Directors. During fiscal year ended March 31, 1996, contributions to the Plan charged to operations were approximately $215,000.

                                 OHMSTEDE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1996

  Claims and Lawsuits

     The Company is subject to claims and lawsuits arising in the normal course of business. In the opinion of management, any losses resulting from the ultimate resolution of these matters will not be material to the Company's financial position and results of operations.

  Concentration Risks

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash with various financial institutions. At times, such amounts may be in excess of FDIC insurance limits. Accounts receivable at any given time are concentrated in a relatively small number of customers that are concentrated in the petroleum industry. To mitigate this risk, the Company often requires customers to make advance payments.

     The Company has approximately 600 employees, approximately 100 of whom are represented by collective bargaining agreements. The Oil, Chemical and Atomic Workers International, AFL-CIO Local Union 4-367 represents employees at the LaPorte plant (30 employees); the International Brotherhood of Boilermakers, Iron Workers, Shipbuilders and Blacksmiths, AFL-CIO Local Unions No. 79 and 582 represent employees at the Lake Charles plant (25 employees); and St. Gabriel plant (45 employees), respectively.

  Environmental Matters

     The Company's past and present operations include activities which are subject to Federal and State environmental regulations. In connection with the sale of the Company, an environmental review of the Company's facilities was conducted. This review identified certain environmental issues and a provision of $200,000 has been accrued as of March 31, 1996 for future costs associated with environmental assessments and remediation activities related to these issues.

  Fair Values

     The carrying amounts of cash, accounts receivable, accounts payable, and accrued liabilities are reasonable estimates of their fair value due to the short maturities of these instruments. The Company's fair value of the note payable is estimated based on the Company's current financing agreement and approximates carrying value.

     Estimates of fair value are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these statements.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Ohmstede, Inc.:

     We have audited the accompanying statement of assets and liabilities of Ohmstede, Inc. as of March 31, 1995 and the related statements of revenues and expenses and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of Ohmstede, Inc. as of March 31, 1995, and the results of its operations and its cash flows for the year ended March 31, 1995 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
June 16, 1995

                                 OHMSTEDE, INC.

                      STATEMENT OF ASSETS AND LIABILITIES
                                 MARCH 31, 1995

                                     ASSETS

Current assets:
  Cash and cash equivalents.................................  $   204,087
  Trade accounts receivable, net of allowance of $40,000....   12,018,311
  Notes receivable..........................................       15,765
  Inventories...............................................   10,428,917
                                                              -----------
          Total current assets..............................   22,667,080
                                                              -----------
Property, plant and equipment:
  Land......................................................      698,837
  Transportation equipment..................................    1,072,515
  Buildings and improvements................................    9,953,848
  Machinery and equipment...................................   14,480,704
  Furniture and fixtures....................................    2,592,444
                                                              -----------
                                                               28,798,348
Less accumulated depreciation and amortization..............   22,656,214
                                                              -----------
                                                                6,142,134
Construction in progress....................................      193,766
                                                              -----------
          Net property, plant and equipment.................    6,335,900
Other assets, at cost, less accumulated amortization........       22,919
                                                              -----------
                                                              $29,025,899
                                                              ===========

                               LIABILITIES

Current liabilities:
  Trade accounts payable....................................  $ 3,788,192
  Advance payments on work in-progress......................      578,742
  Deferred insurance premiums payable.......................       52,951
  Accrued wages and bonuses.................................    1,132,760
  Other accrued expenses....................................      946,888
  Vacation pay accrual......................................      400,000
  Accrued profit sharing contribution.......................      116,933
                                                              -----------
          Total current liabilities.........................    7,016,466
                                                              -----------
Assets less liabilities.....................................  $22,009,433
                                                              ===========

                See accompanying notes to financial statements.

                                 OHMSTEDE, INC.

                       STATEMENT OF REVENUES AND EXPENSES
                           YEAR ENDED MARCH 31, 1995

Net sales...................................................  $63,929,995
Cost of goods sold:
  Raw materials and parts used..............................   32,955,851
  Labor and overhead costs..................................   20,612,331
                                                              -----------
                                                               53,568,182
                                                              -----------
          Gross profit......................................   10,361,813
Expenses:
  General and administrative................................    8,000,763
  Depreciation and amortization.............................      146,581
  Selling...................................................      764,013
                                                              -----------
                                                                8,911,357
                                                              -----------
Income from operations......................................    1,450,456
Gain on sale of property and equipment......................      391,976
Interest expense............................................      (37,499)
Other income, net...........................................      485,086
                                                              -----------
          Net income........................................  $ 2,290,019
                                                              ===========

                See accompanying notes to financial statements.

                                 OHMSTEDE, INC.

                            STATEMENT OF CASH FLOWS
                           YEAR ENDED MARCH 31, 1995

Cash flows from operating activities:
  Net income................................................  $ 2,290,019
Adjustments to reconcile net income to net cash provided
  (used) by operating activities:
     Depreciation and amortization..........................    1,110,462
     Write-off of note receivable...........................        4,712
     Gain on sale of property and equipment.................     (391,976)
Changes in assets and liabilities:
       Accounts receivable -- trade.........................   (1,531,209)
       Inventories..........................................   (6,202,792)
       Prepaid expenses.....................................      149,363
       Required federal tax deposit.........................    1,562,170
       Accounts payable.....................................    1,405,556
       Accrued expenses and vacation pay accrual............      115,799
       Advance payments on work in-progress.................     (299,137)
                                                              -----------
          Total adjustments.................................   (4,077,052)
                                                              -----------
          Net cash used by operating activities.............   (1,787,033)
                                                              -----------
Cash flows from investing activities:
  Proceeds from sale of property and equipment..............      403,761
  Purchase of property and equipment........................     (612,020)
                                                              -----------
          Net cash used by investing activities.............     (208,259)
                                                              -----------
Cash flows from financing activities:
  Dividends paid............................................   (3,878,749)
  Amount due from/to affiliate..............................   (1,764,753)
                                                              -----------
          Net cash used by financing activities.............   (5,643,502)
                                                              -----------
          Net decrease in cash and cash equivalents.........   (7,638,794)
Cash and cash equivalents at beginning of year..............    7,842,881
                                                              -----------
Cash and cash equivalents at end of year....................  $   204,087
                                                              ===========
Supplemental disclosures of cash flow information -- cash
  paid for interest during the year.........................  $        --
                                                              ===========

                See accompanying notes to financial statements.

                                 OHMSTEDE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Basis of Financial Reporting

     The Company's policy is to prepare its financial statements in conformity with generally accepted accounting principles. The Company's investment in a 70% owned partnership and life insurance policies have been excluded, as only assets and liabilities that are being acquired from the Company are being presented (see note 9).

     The Company is an S Corporation under current Internal Revenue Service regulations; and, accordingly, no corporate provision for federal income tax on current period operations, other than the tax on built-in gains (see note 5), is included in these financial statements. The Company is subject to Louisiana income and Texas franchise taxes.

  (b) Inventories

     Inventories are stated at cost determined by the first-in, first-out (FIFO) method and include material, labor and overhead.

  (c) Cash Equivalents

     For purposes of the statements of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

  (d) Revenue Recognition

     The Company records revenue on a completed contract basis, which does not differ materially from recognizing revenues on a percentage of completion basis.

(2) INVENTORIES

     Inventories consist of the following:

                                                                 1995
                                                              -----------
Raw materials...............................................  $   453,510
Work-in-progress............................................    9,975,407
                                                              -----------
                                                              $10,428,917
                                                              ===========

(3) PROPERTY AND EQUIPMENT

     Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved; and any gain or loss is included in operations.

     The useful lives of property and equipment for purposes of computing depreciation are:

Buildings...................................................  5-31.5 years
Machinery and equipment.....................................    5-18 years
Office furniture and fixtures...............................    4-24 years
Trucks and automobiles......................................     3-7 years

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

(4) CREDIT FACILITIES

     At March 31, 1995, the Company had a letter of credit totaling $335,000. This letter of credit was established to support workers' compensation and expired April 17, 1995. On February 2, 1995, the Company obtained an additional letter of credit totaling $292,115 which matures October 1, 1995. The letter of credit was established as a security agreement between the Company and a customer who makes advanced progress payments. These letters of credit are secured by the receivables of the Company.

     At March 31, 1995, the Company had $8,000,000 available on its unused line of credit.

(5) INCOME TAXES

     The Company is subject to IRC Sec. 1374 tax on pre-election built-in gains on property held prior to election as an S Corporation for the ten year period following the Company's election date of April 1, 1987.

     The total built-in gain as of the election date was $4,617,290, of which $7,875 has been recognized and subject to tax through March 31, 1995. Recognition of the remaining built-in gain and the accompanying tax liability is contingent upon assets owned as of April 1, 1987, being sold at amounts equal to or exceeding the market value used in computing the Company's declaration of total built-in gain.

     The Company is required to make federal tax deposits for taxes that would be due from its shareholders if the Company had a calendar rather than fiscal tax year end.

(6) PROFIT SHARING PLAN

     The Company has a combination profit sharing and 401(k) plan. The plan covers all employees not covered by collective bargaining agreements. Contributions to the plan are at the discretion of the board of directors. During fiscal year ended March 31, 1995, contributions to the plan charged to operations were $251,531.

(7) RELATED PARTY TRANSACTIONS

     Throughout the year, the Company provides the necessary administrative functions for C&D Robotics (a 70% owned partnership). The Company received $13,961 per month for the partial rental of the Company's shop and office space.

(8) CONTINGENCIES

     The Company is subject to claims and lawsuits arising in the ordinary course of business. Management does not believe that the outcome of any pending claims or lawsuits will have a material adverse effect on the Company's financial position and results of operations.

(9) SUBSEQUENT EVENT (UNAUDITED)

     The Company has agreed to sell substantially all the net operating assets of Ohmstede, Inc. to Air-Cure Technologies, Inc., effective November 1, 1996.

     In connection with the sale of the Company, an environmental review of the Company's properties was conducted to determine compliance with state and federal environmental standards. As a result of this review, certain environmental issues have been identified. No provision has been recorded in these financial statements due to uncertainty regarding the quantification of costs to remediate to the Company.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 3, 1997                      AIR-CURE TECHNOLOGIES, INC.

                                            By:    /s/ LAWRANCE W. MCAFEE
                                              ----------------------------------
                                                     Lawrance W. McAfee,
                                                  Executive Vice President,
                                                 Chief Financial Officer and
                                                           Secretary

Date: February 3, 1997                      By:      /s/ DAVID E. CRAYS
                                              ----------------------------------
                                                       David E. Crays,
                                                   Corporate Controller and
                                                     Assistant Secretary

                                       42